UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

	FORM	8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 30, 2019
Date of Report (Date of Earliest Event Reported)

HEWLETT PACKARD ENTERPRISE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-37483		47-3298624
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

6280 AMERICA CENTER DRIVE,	SAN JOSE,	CA	95002
(Address of principal executive offices)			(Zip code)

(650)	687-5817
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HPE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On October 30, 2019, Hewlett Packard Enterprise Company (“HPE”) and HP Inc. (“HPI” and together with HPE, the “parties”) entered into an agreement (the “Termination Agreement”) to terminate the Tax Matters Agreement, dated October 31, 2015, between HPE and HPI (the “Tax Matters Agreement”), and certain ancillary tax agreements, effective as of October 30, 2019. The Tax Matters Agreement was entered into in connection with the separation (the “Separation”) of HPE from HPI (formerly Hewlett-Packard Company). The Tax Matters Agreement governed the parties’ respective rights, responsibilities and obligations with respect to taxes, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings, and assistance and cooperation in respect of certain pre-Separation tax matters.

Under the Termination Agreement, HPI has agreed to pay HPE (i) $200.0 million on or before October 31, 2019, (ii) $50.0 million on or before October 31, 2020, and (iii) $50.0 million on or before October 31, 2021. HPE and HPI also agreed to release each other from certain claims and liabilities arising out of or related to the Tax Matters Agreement.

The description of the terms and conditions of the Termination Agreement set forth herein is not intended to be complete and is qualified in its entirety by reference to the text of the Termination Agreement, a copy of which HPE intends to file as an Exhibit to HPE's next Annual Report on Form 10-K.

Item 1.02	Termination of a Material Definitive Agreement.
The information described above under “Item 1.01. Entry into a Material Definitive Agreement.” is hereby incorporated by reference into this Item 1.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT PACKARD ENTERPRISE COMPANY

DATE: November 4, 2019	By:	/s/ RISHI VARMA
	Name:	Rishi Varma
	Title:	Senior Vice President, General Counsel and Assistant Secretary